UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

IDDRIVEN INC.
(Exact name of registrant as specified in its charter)

Nevada	46-4724127
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

13355 Moss Rock Dr.
Auburn, CA	95602
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  333-197094

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of IDdriven Inc., a Nevada corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities to be Registered” in the prospectus included in the Registrant’s registration statement on Form S-1/A (Registration Statement No. 333-197094) declared effective by the Securities and Exchange Commission (the “Commission”) on September 26, 2014, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
4.1
Convertible Promissory Note between Tixfi, Inc. (now known as IDdriven, Inc.) and Susannah Forest dated December 21, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on December 28, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 6, 2016	IDDRIVEN INC.

	By:	/s/ Arend D. Verweij
	Name:	Arend D. Verweij
	Title:	Chief Executive Officer and Chief Financial Officer